


Scudder - Intramerica
Non-Standardized Performance MKTG          Performance 12/31/2002

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AUVS                                                      End     1 Year    5 Year   10 Year
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Fund                                       Portfolio
                                           Inception 12/31/2002 12/31/2001 12/31/199 12/31/1992 Inception
Balanced                                    07/16/85    10.000    11.858    9.327     5.213      2.343
Bond                                        07/16/85    10.000     9.354    7.795     5.692      3.063
Capital Growth                              07/16/85    10.000    14.221    12.078    5.460      2.110
Global Discovery                            05/01/96    10.000    12.570    9.370      N/A       7.996
Growth and Income                           05/02/94    10.000    13.100    13.681     N/A       6.372
International                               05/01/87    10.000    12.336    12.800    6.974      5.061
Money Market                                07/16/85    10.000     9.922    8.371     6.975      4.615
21st Century Growth                         05/03/99    10.000    17.142     N/A       N/A      16.603
Growth                                      12/09/83    10.000    14.265    14.789    7.705      2.621


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PERFORMANCE - Annualized                    Portfolio                                 Since    Total
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Funds                                       Inception   1 Year    5 Year   10 Year  Inception  Return
Balanced                                 1  07/16/85    -15.67%    1.40%    6.73%     8.66%
Bond                                     2  07/16/85     6.91%     5.11%    5.80%     7.01%
Capital Growth                           3  07/16/85    -29.68%   -3.71%    6.24%     9.31%
Global Discovery                         4  05/01/96    -20.44%    1.31%     N/A      3.41%
Growth and Income                        5  05/02/94    -23.66%   -6.08%     N/A      5.34%
International                            6  05/01/87    -18.94%   -4.82%    3.67%     4.44%
Money Market                             7  07/16/85     0.79%     3.62%    3.67%     4.53%
21st Century Growth                      8  05/03/99    -41.66%     N/A      N/A     -12.92%
Growth                                   9  12/09/83    -29.90%   -7.53%    2.64%     7.27%

